Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-126990 and 333-98939) pertaining to the DURECT Corporation 2000 Directors’ Stock Option Plan,
(2)

Registration Statements (Form S-8 Nos. 333-166700, 333-161025, 333-152968, 333-124701, 333-86110, 333-47400 and 333-61224) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan and the DURECT Corporation 2000 Stock Plan,

(3)	Registration Statements (Form S-8 Nos. 333-212842, 333-197980, 333-176113, 333-120405, 333-108390 and 333-226524) pertaining to the DURECT Corporation 2000 Stock Plan,
(4)	Registration Statements (Form S-8 No. 333-240326, 333-219832, 333-206084 and 333-170349) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan, and
(5)	Registration Statements (Form S-3 Nos. 333-108398, 333-108396, 333-226518 and 333-258333) of DURECT Corporation,

of our report dated March 8, 2022, with respect to the financial statements of DURECT Corporation included in this Annual Report (Form 10-K) of DURECT Corporation for the year ended December 31, 2021.

/s/ ERNST & YOUNG LLP

Redwood City, California

March 8, 2022